Exhibit 99.1

Leap Therapeutics Reports Second Quarter 2017 Financial Results

Cambridge, MA — August 11, 2017 — Leap Therapeutics, Inc. (NASDAQ:LPTX), a biotechnology company developing targeted and immuno-oncology therapeutics, today reported financial results for the second quarter ended June 30, 2017.

“We have continued to make steady progress in the development of both of our clinical-stage antibody programs this quarter. Our antibody targeting the DKK1 protein, DKN-01, has advanced to studies in biomarker-selected populations and we are preparing to initiate the first of multiple DKN-01 immunotherapy combination studies,” commented Christopher K. Mirabelli, Ph.D., President and Chief Executive Officer of Leap Therapeutics. “Additionally, for our GITR agonist antibody, TRX518, we have fully enrolled one of our two repeat-dose monotherapy studies and are rapidly advancing development to begin combination studies.”

Recent Highlights

•                  Announced collaboration with Merck (known as MSD outside the United States and Canada), to investigate DKN-01 in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), in patients with relapsed or refractory advanced esophagogastric cancers

•                  Reported updated response and progression-free survival data in Leap’s clinical trial evaluating DKN-01 in combination with standard of care chemotherapy in patients with advanced biliary tract cancers at the American Society for Clinical Oncology (ASCO) Annual Meeting 2017

•                  Enrolled first patient in new arm of the DKN-01 P102 esophagogastric cancer clinical trial focused on genetically defined Wnt pathway mutations

•                  Completed enrollment of the expanded cohort of the DKN-01 P103 advanced biliary tract cancer study

•                  Completed dose escalation phase and fully enrolled the expansion cohort of TRX518 multi-dose study TRX518-003

Anticipated 2H 2017 Milestones

•                  Enroll first patient in a combination study of DKN-01 and KEYTRUDA® in patients with relapsed or refractory advanced esophagogastric cancers

•                  Enroll first patient in a combination study of TRX518 and chemotherapy in patients with advanced solid tumors

•                  Initiate a new clinical trial evaluating DKN-01 in patients with endometrioid gynecological cancers, a population with an enhanced percentage of patients with genetically defined Wnt pathway mutations

•                  Expand clinical development of DKN-01 and TRX518 in combinations with immune checkpoint inhibtors

Selected Second Quarter 2017 Financial Results

Net loss was $6.9 million for the second quarter of 2017, compared to $7.5 million for the same period in 2016.

Research and development expenses were $4.9 million for the second quarter 2017, compared to $6.1 million for the same period in 2016. This decrease was primarily due to a reduction in the manufacturing costs of our clinical product candidates.

General and administrative expenses were $2.1 million for the second quarter 2017, compared to $1.1 million for the same period in 2016. This increase was primarily due to an increase in stock based compensation expense and increased headcount needed to support public company operations.

Cash, cash equivalents and marketable securities totaled $17.2 million at June 30, 2017.  Research and development incentive receivables totaled $3.2 million. The Company believes that its current cash and cash equivalents and the anticipated receipt of the research and development incentive receivable will be sufficient to fund the Company’s operating expenses into the second quarter of 2018.

About Leap Therapeutics

Leap Therapeutics’ (NASDAQ:LPTX) most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein, a Wnt pathway modulator. DKN-01 is in clinical trials in patients with gastroesophageal cancer and biliary tract cancer, with an emerging focus on patients with defined mutations of the Wnt pathway and on combinations with immune checkpoint inhibitors, such as Merck’s KEYTRUDA® (pembrolizumab). Leap’s second clinical candidate, TRX518, is a novel, humanized GITR agonist monoclonal antibody designed to enhance the immune system’s anti-tumor response that is in two monotherapy studies.  For more information about Leap Therapeutics, visit http://www.leaptx.com or our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via http://www.investors.leaptx.com/.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to Leap’s expectations with respect to the development and advancement of DKN-01, TRX518, and other programs, including the initiation, timing and design of future studies, enrollment in future studies, business development, and other future expectations, plans and prospects. Leap has attempted to identify forward looking statements by such terminology as ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although Leap believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; the ability to complete a financing or form business development relationships to fund our expenses; the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially will be included in Leap Therapeutics’ periodic filings with the Securities and Exchange Commission (the “SEC”), including Leap Therapeutics’ Form 10-K that Leap filed with the SEC on March 31, 2017. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA.

CONTACT:

Douglas E. Onsi

Chief Financial Officer

Leap Therapeutics, Inc.

donsi@leaptx.com

617-714-0360

Argot Partners

Susan Kim

212-203-4433

susan@argotpartners.com

or

Heather Savelle

617-663-4863

heather@argotpartners.com

Leap Therapeutics, Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Operating expenses:
Research and development	$4,881	$6,124	$11,285	$10,211
General and administrative	2,135	1,070	5,939	2,126
Total operating expenses	7,016	7,194	17,224	12,337
Loss from operations	(7,016)	(7,194)	(17,224)	(12,337)
Interest income	49	4	99	4
Interest expense - related party	—	(229)	(121)	(342)
Australian research and development incentives	494	—	891	—
Foreign currency gains (losses)	(432)	(58)	36	51
Net loss	(6,905)	$(7,477)	(16,319)	$(12,624)
Accretion of preferred stock to redemption value	—		(244)
Net loss attributable to common stockholders	$(6,905)		$(16,563)

Net loss per share - basic and diluted	$(0.74)		$(2.03)
Weighted average common shares outstanding - basic and diluted	9,392,081		8,171,078

Leap Therapeutics, Inc.

Condensed Consolidated Balance Sheet

	June 30,	December 31,
	2017	2016
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$17,171	$793
Research and development incentive receivable	3,170	3,053
Prepaid expenses and other current assets	382	183
Total current assets	20,723	4,029

Property and equipment, net	160	119
Research and development incentive receivable, net of current portion	906	—
Deferred offering costs	—	1,402
Other assets	937	907
Total assets	$22,726	$6,457
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable	$3,088	$3,225
Accrued expenses	1,287	2,658
Notes payable and accrued interest - related party	—	30,274
Total current liabilities	4,375	36,157
Commitments and contingencies

Convertible preferred stock, 0 and 42,500,000 shares authorized as of June 30, 2017 and December 31, 2016
Series A redeemable convertible preferred stock, $0.001 par value; 0 and 9,000,000 shares designated as of June 30, 2017 and December 31, 2016, respectively; 0 and 9,000,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively; liquidiation preference of $0 and $11,800 as of June 30, 2017 and December 31, 2016, respectively	—	11,800
Series B convertible preferred stock, $0.001 par value; 0 and 21,500,000 shares designated as of June 30, 2017 and December 31, 2016, respectively; 0 and 21,500,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively; liquidation preference of $0 and $28,189 as of June 30, 2017 and December 31, 2016, respectively	—	28,189
Series C convertible preferred stock, $0.001 par value; 0 and 12,000,000 shares designated as of June 30, 2017 and December 31, 2016, respectively; 0 and 11,781,984 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively; liquidation preference of $0 and $30,542 as of June 30, 2017 and December 31, 2016, respectively	—	30,542
Stockholders’ equity (deficiency):
Common stock, $0.001 par value; 100,000,000 and 58,500,000 shares authorized as of June 30, 2017 and December 31, 2016, respectively; 9,395,920 and 0 shares outstanding as of June 30, 2017 and December 31, 2016, respectively	9	—
Additional paid-in capital	135,000	145
Accumulated other comprehensive income	331	294
Accumulated deficit	(116,989)	(100,670)
Total stockholders’ equity (deficiency)	18,351	(100,231)
Total liabilities, convertible preferred stock and stockholders’ equity (deficiency)	$22,726	$6,457

Leap Therapeutics, Inc.

Condensed Consolidated Statement of Cash Flows

	Six Months Ended June 30,
	2017	2016
	(in thousands)
Cash used in operating activities	$(13,411)	$(10,669)
Cash used in investing activities	(66)	(136)
Cash provided by financing activities	29,868	12,900
Effect of exchange rate changes on cash and cash equivalents	(13)	(4)
Net increase in cash and cash equivalents	16,378	2,091
Cash and cash equivalents at beginning of period	793	405
Cash and cash equivalents at end of period	$17,171	$2,496